EXHIBIT INDEX

                                                               Sequentially
  Exhibit No.                Exhibit                           Number Page

    4(i)    Articles of Incorporation as in effect May 4,
            1987 (Exhibit 3(i), Form 10-K for the fiscal year ended December 31, 1993, File No. 1-8489, incorporated by reference).

    4(ii)   Bylaws of Dominion Resources, Inc. as in effect
            September 21, 1994 (Exhibit 3(ii), Form 10-K for the fiscal year ended December 31, 1994, File No. 1-8489, incorporated by reference).

    5       Opinion of Thomas F. Farrell, II, Esq., Senior
            Vice President and General Counsel of Dominion
            Resources, Inc. (filed herewith).

    23(i)   Consent of Deloitte & Touche LLP (filed herewith).

    23(ii)  Consent of Thomas F. Farrell, II, Esq., Senior
            Vice President and General Counsel of Dominion
            Resources, Inc. (contained in Exhibit 5).

    24      Powers of attorney (included herein).

    99      Dominion Resources, Inc. Incentive Compensation
            Plan (filed herewith).